UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2011

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on August 25, 2011, Horizon Bancorp (the “Company”) redeemed the remaining 18,750 outstanding shares of preferred stock that the Company had issued to the United States Department of the Treasury in December 2008 in connection with the Company’s participation in the Treasury’s Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”). As a consequence of that redemption, the restrictions lapsed on the shares of long-term restricted common stock the Company had issued to its five most highly compensated employees (the “Employees”) in lieu of cash bonuses during the period that the Company was subject to the TARP CPP compensation limitations. On September 9, 2009, Horizon Bancorp repurchased from the Employees 16,064 shares of the formerly restricted stock at a per share price of $26.30, the closing price of the Company’s common stock as reported on the NASDAQ Global Market on the date the restrictions on the shares lapsed and the Company’s Board of Directors conditionally approved the repurchases, for a total repurchase price of $422,483.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 13, 2011	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer